As filed with the Securities and Exchange Commission on September 25, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES

EXCHANGE ACT OF 1934

W. P. Carey Inc.

(Exact name of registrant as specified in its charter)

Maryland	45-4549771
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

50 Rockefeller Plaza New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-180328.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

W. P. Carey Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, par value $0.001 per share, to be registered hereunder set forth under the heading “Description of W. P. Carey Inc. Shares” in the Registrant’s prospectus forming part of its Registration Statement on Form S-4 (File No. 333-180328), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on March 23, 2012 as thereafter amended and supplemented (the “Registration Statement”). In addition, information relating to the Registrant’s common stock under the heading “Certain Material Provisions of Maryland Law and of Our Charter and Bylaws” in the Registration Statement shall be deemed incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits to this registration statement have been filed as exhibits as referenced below and are hereby incorporated by reference herein:

Exhibit Number	Description

3.1[a]	Form of Articles of Amendment and Restatement of W. P. Carey Inc.

3.2[b]	Form of Amended and Restated Bylaws of W. P. Carey Inc.

4.1[c]	Form of W. P. Carey Inc. Common Stock Certificate.

10.1[d]	Registration Rights Agreement dated as of July 23, 2012, by and among W. P. Carey & Co. LLC, W. P. Carey, Inc., the Estate of William Polk Carey and W. P. Carey & Co., Inc.

[a]	Incorporated by reference herein from Annex F to Joint Proxy Statement/Prospectus contained in the Registration Statement (333-180328).
[b]	Incorporated by reference herein from Annex G to Joint Proxy Statement/Prospectus contained in the Registration Statement (333-180328).
[c]	Incorporated by reference herein from Exhibit 4.1 to Joint Proxy Statement/Prospectus contained in Registration Statement (333-180328).
[d]	Incorporated by reference to the Current Report on Form 8-K filed by W. P. Carey LLC on July 24, 2012 (001-13779).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

W. P. Carey Inc.
Date: September 25, 2012	By:	/s/ Mark J. DeCesaris
	Name:	Mark J. DeCesaris
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1[a]	Form of Articles of Amendment and Restatement of W. P. Carey Inc.

3.2[b]	Form of Amended and Restated Bylaws of W. P. Carey Inc.

4.1[c]	Form of W. P. Carey Inc. Common Stock Certificate.

10.1[d]	Registration Rights Agreement dated as of July 23, 2012, by and among W. P. Carey & Co. LLC, W. P. Carey, Inc., the Estate of William Polk Carey and W. P. Carey & Co., Inc.

[a]	Incorporated by reference herein from Annex F to Joint Proxy Statement/Prospectus contained in the Registration Statement (333-180328).
[b]	Incorporated by reference herein from Annex G to Joint Proxy Statement/Prospectus contained in the Registration Statement (333-180328).
[c]	Incorporated by reference herein from Exhibit 4.1 to Joint Proxy Statement/Prospectus contained in the Registration Statement (333-180328).
[d]	Incorporated by reference to the Current Report on Form 8-K filed by W. P. Carey LLC on July 24, 2012 (001-13779).